Exhibit 99.1

Lennox International Appoints Robert Hau Chief Financial Officer

DALLAS, September 3 – Lennox International Inc. (NYSE: LII) announced the appointment of Robert W. Hau as the company’s chief financial officer, effective October 5, 2009.

Hau most recently served as vice president and chief financial officer for Honeywell International’s Aerospace Business Group since 2006. He first joined Honeywell (initially AlliedSignal) in 1987 and served in a variety of senior financial and operations leadership positions, including vice president and chief financial officer for the company’s Aerospace Electronic Systems Unit and for its Specialty Materials Business Group. Hau holds a BSBA in Finance & Marketing from Marquette University and an MBA in Finance from the University of Southern California.

“Bob’s solid financial expertise and operational focus make him not only an excellent CFO, but a strong business partner,” said Todd Bluedorn, LII chief executive officer. “We’re pleased to welcome him as part of our LII leadership team.”

Through its subsidiaries, Lennox International Inc. is a global leader in the heating, air conditioning, and refrigeration markets. Lennox International stock is traded on the New York Stock Exchange under the symbol “LII.” Additional information is available at http://ww.lennoxinternational.com or by contacting Ozzie Buckler, director, communications and public relations, at 972-497-7456.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Lennox International’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report or Form 10-K for the most recently ended fiscal year.